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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Amendment No. 1 to Registration Statement (Form S-3 File No. 333-114308) and related Prospectus of RadView Software Ltd. for the registration of 9,666,658 of its ordinary shares and to the incorporation by reference therein of our report dated January 16, 2003 with respect to the consolidated financial statements of RadView Software Ltd. included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

May 13, 2004                                   LUBOSHITZ KASIERER
Tel-Aviv, Israel             An affiliate member of Ernst & Young International